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                                                                 EXHIBIT 23.3(C)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this registration statement on Form S-3 of U.S. Office Products Company of our report dated 9 August 1995 relating to the financial statements of Ubix Business Machines Limited which appears in the Current Report on Form 8-K dated 7 March 1996 of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement

                                          /s/ KPMG Peat Marwick

Auckland, New Zealand